EXHIBIT 99.1

ATWOOD OCEANICS, INC. AND SUBSIDIARIES FLEET STATUS REPORT
AS OF MARCH 4, 2008

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters. A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission. All information in this Fleet Status Report is as of the date indicated above. We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

CHANGES WILL BE HIGHLIGHTED IN YELLOW

RIG NAME	RATED WATER DEPTH	LOCATION	CUSTOMER	ESTIMATED CONTRACT END DATE	ESTIMATED CONTRACT DAYRATE	UNAUDITED AVERAGE PER DAY OPERATING COSTS (NOT INCLUDING TAX) FOR THE THREE MONTHS ENDED JANUARY 31 , 2008 / MONTH ENDED JANUARY 31 , 2008 ONLY	ADDITIONAL COMMENTS
SEMISUBMERSIBLES:
ATWOOD EAGLE	5000’	Australia	BHP BILLITON PETROLEUM PTY (“BHPB”)	FIRM WORK – May 2008	Approximately $170,000	$ 95,000/$1 11 ,000	A portion of the dayrate is subject to some change due to currency exchange rate variance. (The rig incurred five unplanned zero rate days in January 2008 due to an equipment related issue.)
		Australia	ENI Spa AGIP EXPLORATION & PRODUCTION DIVISION (“ENI”)	FIRM WORK – (1 well) July 2008	Approximately $360,000	N/A	We expect the well to take 40 to 45 days to complete.
		Australia	WOODSIDE ENERGY LTD (“WOODSIDE”)	FIRM WORK – (2 years) July 2010	Approximately $405,000	N/A	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	FIRM WORK – (Until new semisubmersible arrives in Australia) February/March 2011	$430,000/$450,000	N/A	Subject to change due to cost escalation provision of contract.
		Australia	CHEVRON	OPTION WORK – Has option to continue to use rig for a mutually agreed term after the new semisubmersible arrives in Australia.	$430,000/$450,000	N/A	Subject to change due to cost escalation provision of contract.
ATWOOD HUNTER	5,000’	Mauritania	PETRONAS CARIGALI SDN. BHD. From Farmout of WOODSIDE CONTRACT	FIRM WORK August 2008	$240,000	$85,000/$87,000	In January 2008, the rig incurred twenty (20) days of planned zero rate due to certain equipment upgrades.
		TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the fourth quarter of fiscal year 2009 for regulatory inspections.
ATWOOD FALCON	5,000’	Malaysia	SARAWAK SHELL BERHAD (“SHELL”)	FIRM WORK – July 2009	$160,000/ $200,000 (dayrate depends on water depth of each well) plus approximately $24,000 of amortized per day revenue	$ 66,000/$ 72 ,000 (The rig incurred three zero rate days in January and February 2008 due to equipment related issues .)

Most of the work during this period is expected to be at the $160,000 dayrate level. (The rig could incur 5 to 10 zero rate days during the fourth quarter of fiscal year 2008 or first quarter of fiscal year 2009 due to required regulatory inspections.)

		Malaysia	SHELL	OPTION – (1 year)	TBD	N/A
ATWOOD SOUTHERN CROSS	2,000’	Turkey	TURKIYE PETROLLERI A.O.	FIRM WORK – April 2008	$320,000	$ 92,000/$ 98 ,000	The rig incurred one zero rate day during its mobilization out of the Black Sea and could incur an additional 4 to 10 zero rate days prior to commencing the ENI contract.
		Italy	ENI Spa AGIP EXPLORATION & PRODUCTION DIVISION (“ENI”)	FIRM WORK – Mobilization (estimated ten (10) days) April 2008	$365,000	N/A
		Italy	ENI	FIRM WORK – Italian Certification (estimated ten (10) days) April/May 2008	$395,000	N/A
		Italy	ENI	FIRM WORK – (2 Wells) August/September 2008	$406,000	N/A
CANTILEVER JACK-UPS:
ATWOOD BEACON	400’	India	GUJARAT STATE PETROLEUM CORPORATION LTD (“GSPC”)	FIRM WORK – January 2009	$133 , 500	$ 50,000/$ 51 ,000	The rig could incur three (3) zero rate days during the third quarter of fiscal year 2008 for required inspections.
		India	GSPC	OPTIONS – (1 year)	TBD	N/A

VICKSBURG	300’	Thailand	CHEVRON OVERSEAS PETROLEUM	FIRM WORK – June 2009	$154,000	$ 50,000/$ 47 ,000
SEMISUBMERSIBLE TENDER ASSIST UNIT:
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – March 2009	$74 , 000 (plus approximately $ 19,000 of amortized per day revenue.)	$9 2,000/$ 88 ,000 (The rig could incur three (3) to five (5) days of zero rate days during the third quarter of fiscal year 2008 for some equipment upgrades.)	Contract provides for dayrate increases based upon certain cost escalations as well as an approximately $15,000 per day reduction during periods when the rig is being relocated to a new drilling site.
		Equatorial Guinea	HESS	OPTIONS – (2 years) September 2010 (if all the three (3) six-month options are exercised)	$76,000	N/A	Dayrate subject to increase due to contract cost escalations.
SUBMERSIBLE :
RICHMOND	70’	US Gulf of Mexico	HELIS OIL & GAS	FIRM WORK - March 2008	$80,000 for approximately 30 days/$65,000 thereafter	$1 5,000/$16,000 (Operating costs are low due to a significant portion being capitalized to the cost of the Rigs upgrade which was completed at the end of February 2008. )
		US Gulf of Mexico	CONTANGO OPERATIONS INC. (“CONTANGO”)	FIRM WORK – (2 Wells) July 2008	$65,000	N/A
		US Gulf of Mexico	CONTANGO	OPTION – (1 Well) September 2008	$65,000	N/A

NOTE – EXPECTED TAX RATE

1)      Virtually all of the Company’s tax provision relates to taxes in foreign jurisdictions. Working in foreign jurisdictions with nontaxable or deemed profit tax systems contribute to the effective tax rate being significantly less than the United States statutory rate. We currently expect our effective tax rate for the remainder of fiscal year 2008 to be between 10% and 12%.

2)	Other Drilling Costs in Addition to the Above Rig Costs –

AVERAGE PER DAY FOR THE THREE MONTHS ENDED JANUARY 2008           $ 11 , 000